                                                                  EXHIBIT (f)

                                                               CONFORMED COPY

                               PROVINCE OF ONTARIO

     SECOND  SUPPLEMENTAL  AGREEMENT dated as of February 18, 2003 to the Fiscal
Agency  Agreement  (as herein  defined),  between the  Province of Ontario  (the
"Province")  and The Bank of New York, a trust  company  organized  and existing under the laws of the  State of New  York,  as  fiscal  agent,  transfer  agent, registrar and principal paying agent (the "Fiscal Agent").

     1. Fiscal Agency Agreement.  The Province and the Fiscal Agent entered into a fiscal agency  agreement  dated as of September  17, 2002 (the "Fiscal  Agency
Agreement")  in relation to a series of bonds  designated by the Province as its
3.50%  bonds due  September  17, 2007 (the  "Bonds")  of which  U.S.$500,000,000 initial  aggregate  principal  amount  was  issued  in the  form  of  one  fully registered  permanent  Global Bond (as described in the Fiscal Agency  Agreement and in this Agreement  referred to as the "Initial  Global Bond")  registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"),  and held by the Fiscal Agent, as DTC's custodian.

     2. First Supplemental Agreement.  The Province and the Fiscal Agent entered into a first  supplemental  agreement  dated as of October  28, 2002 (the "First
Supplemental  Agreement") in relation to  U.S.$250,000,000  aggregate  principal amount of the Bonds, issued in the form of one fully registered permanent Global
Bond (the "First  Additional Global Bond") registered in the name of Cede & Co., as nominee of DTC, and held by the Fiscal Agent, as DTC's custodian.

     3.  Underwriting  Agreement.  The Province has entered into an underwriting agreement dated as of February 10, 2003 (the "Underwriting Agreement") with each of Merrill Lynch, Pierce Fenner & Smith Incorporated and RBC Dominion Securities
Corporation  (collectively,  the "Underwriters"),  for the issue and sale by the
Province of  U.S.$250,000,000  aggregate principal amount of additional Bonds as contemplated in section 15 of the Fiscal Agency  Agreement and the provisions of the  Initial  Global  Bond,  to be issued  in the form of one  fully  registered permanent global  certificate  without coupons  registered in the name of Cede &
Co., as nominee of DTC and held by the Fiscal Agent as  custodian  for DTC (such
Global Bond is hereinafter referred to as the "Second Additional Global Bond").

     4. Definitions.  Terms and expressions  defined in the Initial Global Bond, the First Additional  Global Bond, the Second Additional Global Bond, the Fiscal
Agency  Agreement  and the  First  Supplemental  Agreement  shall  have the same meaning when used in this Second Supplemental Agreement unless otherwise defined herein or unless the context otherwise requires.

     5.  Application  of the Fiscal  Agency  Agreement to the Second  Additional
Global Bond.

     (a) The provisions of the Fiscal Agency Agreement shall apply to the Second
Additional  Global Bond and any Bonds in  definitive  registered  form issued in exchange  therefor in the exact same manner as they apply to the Initial  Global
Bond,  the First  Additional  Global Bond or any Bonds in definitive  registered form issued in exchange therefor, respectively.

     (b) All  references  in the Fiscal  Agency  Agreement  to "Bonds"  shall be deemed to include the Second  Additional Global Bond and any Bonds in definitive registered form issued in exchange therefor.

     (c) All  references  in the Fiscal Agency  Agreement to the "Global  Bonds"
shall be deemed to include the Second Additional Global Bond.

     (d) This Second Supplemental  Agreement is a supplemental  agreement within the meaning of the Fiscal Agency Agreement and the Fiscal Agency Agreement shall be  read  together  with  the  First  Supplemental  Agreement  and  this  Second
Supplemental  Agreement  and shall have the exact same effect in the same manner as if the  provisions of the Fiscal  Agency  Agreement,  the First  Supplemental
Agreement  and this Second  Supplemental  Agreement  were  contained in the same instrument.

     (e) The  Province  and the  Fiscal  Agent  acknowledge  and agree  that the
Initial Global Bond,  the First  Additional  Global Bond, the Second  Additional
Global  Bond and any Bonds in  definitive  registered  form  issued in  exchange therefor are consolidated and form a single series and have the same terms as to status or otherwise.

     6. Governing Law and Counterparts. This Second Supplemental Agreement shall be governed by, and interpreted in accordance  with, the laws of the Province of
Ontario and the laws of Canada applicable in Ontario.  This Second  Supplemental
Agreement may be executed in any number of counterparts,  including counterparts by  facsimile,  each of which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     IN ALL OTHER  RESPECTS,  the Fiscal  Agency  Agreement  is confirmed by the parties as supplemented by the terms of this Second Supplemental Agreement.

     IN WITNESS  WHEREOF,  the parties hereto have executed this agreement as of the date first written above.

PROVINCE OF ONTARIO

By:    /s/ Gadi Mayman
     ---------------------------------------
     Name:    Gadi Mayman
     Title:   Executive Director
              Capital Markets Division
              Ontario Financing Authority

THE BANK OF NEW YORK

By:   /v/ Vanessa Mack
     ---------------------------------------
     Name:    Vanessa Mack
     Title:   Assistant Vice President

                                                                       EXHIBIT 1

Unless this  certificate  is presented by an  authorized  representative  of The
Depository Trust Company, a New York corporation (55 Water Street, New York, New
York) (the  "Depository"),  to the Province (as defined  below) or its agent for registration of transfer,  exchange or payment,  and any  certificate  issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized  representative  of the Depository (and any payment is made to Cede &
Co. or to such other entity as is requested by an authorized  representative  of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof,  Cede &
Co., has an interest herein.

REGISTERED
NO.  NR-A0003                                            CUSIP:  683234RY6
SERIES:  NR                                              ISIN:   US 683 234 RY69

                               PROVINCE OF ONTARIO
                        3.50% BOND DUE SEPTEMBER 17, 2007

     The  Province  of Ontario  (the  "Province"),  for value  received,  hereby promises to pay to Cede & Co., or its registered  assigns,  the principal sum of
TWO  HUNDRED  FIFTY  MILLION  UNITED  STATES  DOLLARS   (U.S.$250,000,000)  (the
"Principal Amount") in lawful money of the United States of America on September
17, 2007 (the "Maturity  Date") (or on such earlier date as the Principal Amount may become payable hereunder),  upon presentation and surrender of this Bond and to pay interest thereon, together with Additional Amounts (as defined below), if any, at the rate of 3.50% per annum from  September 17, 2002 until the principal hereof is paid, in two equal semi-annual  instalments in arrears on the 17th day of March and the 17th day of September in each year (each such date an "Interest
Payment Date"), commencing on March 17, 2003.

     This is a fully registered  Global Bond (the "Global Bond") in respect of a duly authorized issue of debt securities of the Province designated as its 3.50%
Bonds due  September  17,  2007 (the  "Bonds").  This  Global Bond is limited in aggregate principal amount to U.S.$250,000,000, and the Bonds, unless there is a further issuance of Bonds pursuant to section 15 of the Fiscal Agency Agreement, are limited in principal  aggregate  amount to  U.S.$1,000,000,000.  This Global
Bond and all the rights of the registered holder hereof are expressly subject to a Fiscal Agency  Agreement  dated as of September  17, 2002 (the "Fiscal  Agency
Agreement",  which term includes any agreement  supplemental thereto,  including the First  Supplemental  Agreement  dated as of October  28, 2002 and the Second
Supplemental  Agreement dated as of February 18, 2003), between the Province and
The Bank of New York, as fiscal agent,  transfer agent,  registrar and principal paying  agent (the  "Registrar",  which term  includes  any  successor as fiscal agent,  transfer  agent,  registrar and principal  paying agent) to which Fiscal
Agency  Agreement  reference  is hereby made for a statement  of the  respective rights, duties and immunities of the Province,  the Registrar and holders of the
Bonds and the terms upon which the Bonds are, and are to be,  authenticated  and delivered.  This Global Bond and the Fiscal Agency Agreement together constitute a  contract,  all the terms and  conditions  of which the  registered  holder by acceptance hereof assents to and is deemed to have notice of.  Capitalized terms not defined herein shall have the meaning  assigned to them in the Fiscal Agency
Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

     This  Global  Bond  is  issued  under  the  authority  of an  Order  of the
Lieutenant  Governor  in Council of  Ontario,  made  pursuant  to the  Financial
Administration  Act  (Ontario),  as  amended.  This  Global  Bond  shall for all purposes be governed  by, and  construed  in  accordance  with,  the laws of the
Province of Ontario and the laws of Canada applicable in Ontario.

     Payment of the principal of and interest on this Global Bond is a charge on and payable out of the Consolidated Revenue Fund of Ontario. This Global Bond is
a direct  unsecured  obligation  of the  Province  and as among the other Bonds, ranks pari passu and is payable without any preference or priority.  This Global
Bond ranks equally with all of the Province's other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

     Interest on this  Global  Bond will  accrue  from the most recent  Interest
Payment Date to which  interest has been paid,  or, if no interest has been paid or duly provided for, from  September 17, 2002,  until the principal  hereof has been paid or duly made available for payment.  Any overdue principal or interest on this Global Bond shall bear  interest at the rate of 3.50% per annum  (before as well as after  judgment)  until paid, or if earlier,  when the full amount of the monies  payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein.  The interest so payable,  and punctually  paid or duly provided for, on any Interest  Payment
Date will be paid to the person in whose name this  Global  Bond (or one or more predecessor Global Bonds) is registered at the close of business on March 2nd or
September 2nd (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest  Payment Date (each such day a "Regular  Record
Date").  Any such interest not so  punctually  paid or duly provided for will be paid to the person in whose name this  Global  Bond (or one or more  predecessor
Global Bonds) is  registered  at the close of business on a special  record date for the payment of such defaulted interest to be fixed by the Registrar,  notice whereof  shall be given to the  registered  holder hereof not less than ten (10)
days  prior to such  special  record  date,  or be paid at any time in any other lawful  manner.  Interest  payments on this Global  Bond will  include  interest accrued to but excluding the Interest Payment Dates. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     For the purposes only of  disclosure  required by the Interest Act (Canada)
and without  affecting  the interest  payable to the  registered  holder of this
Global  Bond,  the yearly rate of interest  which is  equivalent  to the rate of interest  for any period of less than one year is the rate of interest  for such period multiplied by a fraction,  the numerator of which is the actual number of days in the 12-month  period  constituting  such year and commencing on the same day as such  period and the  denominator  of which is the actual  number of days elapsed in such 12-month period.

     In the event that the  Maturity  Date,  any  Interest  Payment  Date or any
Redemption Date (as defined in the Fiscal Agency Agreement) with respect to this
Global Bond shall be a day that is not a Business  Day,  the  registered  holder hereof shall not be entitled to payment until the next  following  Business Day, and no further  interest  shall be paid in respect of the delay in such payment, unless such next following  Business Day falls in the next  succeeding  calendar month,  in  which  case  the  related  payment  will be made on the  immediately preceding Business Day as if made on the date such payment was due. For purposes hereof,  "Business Day" means a day on which banking institutions in The City of
New York,  the City of London  and the City of  Toronto  are not  authorized  or obligated by law or executive order to close.

     If Bonds in  definitive  registered  form are issued in  exchange  for this
Global  Bond,  payment  of the  principal  of  such  Bonds  will  be  made  upon presentation  and  surrender  of  such  Bonds  at the  office  of the  Registrar maintained  for that purpose in the Borough of Manhattan,  The City and State of
New York,  or at the office of any Paying  Agent  appointed  by the Province for such purpose  pursuant to the Fiscal Agency  Agreement.  Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of Bonds, or,  at  the  option  of  the  Province,  otherwise  transferring  funds  to the registered  holders of the Bonds.  If the Maturity Date, the Redemption  Date or
any  Interest  Payment  Date is a Business  Day but is a day on which any Paying
Agent is closed at the applicable place of payment,  the registered  holder will not be entitled to payment at such  location  until the next  succeeding  day on which  banking  institutions  in such place of  payment  are not  authorized  or obligated by law or executive  order to be closed and no further  interest shall accrue in respect of the delay in such payment.

     Payment of the  principal of and interest on the Bonds will be made in such coin or currency of the United States of America as, at the time of payment,  is legal tender for payment of public and private debts.

     This Global Bond is not subject to any sinking  fund and is not  redeemable at the option of the Province,  unless certain events occur  involving  Canadian taxation as set forth  below,  and is not  repayable at the option of the holder prior to the Maturity Date.

     All payments of, or in respect of, principal of and interest on this Global
Bond will be made without withholding of or deduction for, or on account of, any present or future taxes,  duties,  assessments  or charges of whatsoever  nature imposed or levied by or on behalf of the  Government of Canada,  or any province or political  subdivision  thereof,  or any authority  thereof or agency therein having  power to tax,  unless such  taxes,  duties,  assessments  or charges are required  by  law or by  the  administration  or  interpretation  thereof  to be withheld or  deducted.  In that  event,  the  Province  (subject to its right of redemption  described  herein below) will pay to the  registered  holder of this
Global Bond such additional  amounts (the  "Additional  Amounts") as will result
(after  withholding  or  deduction  of the said taxes,  duties,  assessments  or charges)  in the  payment to the  holders of Bonds of the  amounts  which  would otherwise  have been  payable  in  respect  of the Bonds in the  absence of such taxes,  duties,  assessments or charges,  except that no such Additional Amounts shall be payable with respect to any Bond:

          (a) a  beneficial  owner of which is  subject to such  taxes,  duties, assessments  or  charges  in  respect  of such Bond by reason of such owner being  connected  with Canada  otherwise  than merely by the ownership as a non-resident of Canada of such Bond, but only to the extent of such owner's interest(s) therein; or

          (b) presented  for payment more than 15 days after the Relevant  Date, except to the extent that the holder  thereof  would have been  entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the "Relevant Date" in relation to any Bond means whichever is the later of:

     (i)  the date on which the payment in respect of such Bond  becomes due and payable; or

     (ii) if the full  amount of the  moneys  payable on such date in respect of such Bond has not been  received by the  Registrar on or prior to such date,  the date on which  notice is duly given to the holders of Bonds that such moneys have been so received.

     Unless  previously   redeemed  for  tax  reasons,  as  provided  below,  or
repurchased by the Province, the Principal Amount of this Global Bond is due and payable on September 17, 2007.

     The Bonds may be redeemed at the option of the  Province in whole,  but not in part, at any time, on giving not less than 30 days' and no more than 60 days'
notice to  registered  holders  of Bonds in  accordance  with  Section 19 of the
Fiscal  Agency  Agreement  (which notice shall be  irrevocable),  at 100% of the principal  amount  thereof,  together  with  interest  accrued  thereon  to  the
Redemption  Date,  if  (a)  the  Province  has or  will  become  obliged  to pay
Additional  Amounts  as  provided  herein,  as a result  of any  change  in,  or amendment  to, the laws or  regulations  of Canada or any  province or political subdivision  thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations,  which change or amendment  becomes effective on or after September
9,  2002,  and (b) such  obligation  cannot be avoided  by the  Province  taking reasonable  measures available to it, provided that no such notice of redemption shall be given  earlier  than 90 days  prior to the  earliest  date on which the
Province  would be  obliged  to pay such  Additional  Amounts  were a payment in respect  of the  Bonds  then  due.  Prior to the  publication  of any  notice of redemption  pursuant  to this  paragraph,  the  Province  shall  deliver  to the
Registrar a  certificate  signed by an officer of the Province  stating that the
Province is entitled to effect such  redemption and setting forth a statement of facts showing that the  conditions  precedent to the right of the Province so to redeem have occurred.

     The Registrar has been appointed registrar for the Bonds, and the Registrar will maintain at its office in the Borough of  Manhattan,  The City and State of
New York, a register (herein,  the "Register") for the registration of Bonds and
the   registration  of  transfers  and  exchanges  of  Bonds.   Subject  to  the
limitations,  terms and  conditions  set forth  herein and in the Fiscal  Agency
Agreement, this Global Bond may be transferred at the office of the Registrar by surrendering  this Global Bond for  cancellation,  and  thereupon  the Registrar shall issue and register in the name of the transferee,  in exchange herefor,  a new  Global  Bond (or  other  global  security  in the case of a  transfer  to a successor  depository)  having  identical terms and conditions and having a like aggregate principal amount in authorized denominations.

     Upon the occurrence of certain events  specified in Section 6 of the Fiscal
Agency  Agreement,  this  Global  Bond  is  exchangeable  at the  office  of the
Registrar for Bonds in definitive  registered form without coupons of authorized denominations of U.S.$1,000 and integral multiples thereof in an equal aggregate principal  amount and having identical terms and conditions as this Global Bond, except to the extent that such terms and conditions  specifically relate to this
Global Bond as a global security. On or after such exchange,  the Registrar,  to the extent reasonably practicable in the circumstances,  shall make all payments to be made in  respect  of  such  Bonds  in  definitive  registered  form to the registered  holders thereof  regardless of whether such exchange  occurred after the  record  date for such  payment.  If this  Global  Bond is  surrendered  for transfer,  it shall be accompanied  by a written  instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder's  attorney duly authorized in writing.  No service charge will be imposed for any such  transfers  and exchanges in the normal course of business, but the Province may require  payment of a sum  sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

     The Registrar shall not be required to register any transfer or exchange of this  Global  Bond  during  the  period  from  any  Regular  Record  Date to the corresponding  Interest  Payment  Date or during the period from the  Redemption
Record Date (as defined in the Fiscal Agency  Agreement) to the Redemption Date.
Neither the Province nor the Registrar shall be required to make any exchange of
Bonds,  if as a result  thereof,  the  Province  may incur  adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the  exchange.  No provision of this Global Bond or of the Fiscal
Agency Agreement shall alter or impair the obligation of the Province,  which is absolute and unconditional,  to pay the principal of and interest on this Global
Bond  at the  time,  place  and  rate,  and  in the  coin  or  currency,  herein prescribed.

     The  Province,  the  Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered  as the absolute  owner hereof for all purposes,  whether or not this Global Bond is overdue, and none of the Province, the  Registrar or any Paying Agent shall be affected by notice to the  contrary.
All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of the Province and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.

     This Global Bond will become  void unless  presented  for payment  within a period of the lesser of six (6) years, or the period prescribed by law, from the
Relevant Date (as defined above) for payment hereof.

     The  Province  and the  Registrar  may,  at any time or from  time to time, without  notice to or the consent of the  registered  holder of any Bond,  enter into one or more  agreements  supplemental  to the Fiscal  Agency  Agreement  to create and issue further bonds ranking pari passu with the Bonds in all respects
(or in all  respects  except for the payment of interest  accruing  prior to the issue date of such  further  bonds or except for the first  payment of  interest following  the issue date of such further  bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

     The Fiscal Agency Agreement and the Bonds may be amended by the Province on the one hand,  and the  Registrar,  on the other hand,  without notice to or the consent  of the  registered  holder of any Bond,  for the  purpose of curing any ambiguity,  or curing,  correcting or  supplementing  any  defective  provisions contained  therein  or  herein,  or  effecting  the  issue of  further  bonds as described  above or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the beneficial owners of Bonds.

     The Fiscal Agency Agreement  contains  provisions for convening meetings of registered  holders of Bonds to consent by Extraordinary  Resolution (as defined below) to any  modification or amendment  proposed by the Province to the Fiscal
Agency  Agreement   (except  as  provided  in  the  two  immediately   preceding
paragraphs) and the Bonds (including the terms and conditions contained herein).

     An  Extraordinary  Resolution  duly  passed  at any such  meeting  shall be binding on all registered holders of Bonds,  whether present or not; however, no such  modification  or amendment to the Fiscal Agency  Agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected  thereby:  (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such
Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the  enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal  amount of Bonds  necessary  for the taking of any  action,  including modification  or  amendment  of the  Fiscal  Agency  Agreement  or the terms and conditions  of the  Bonds,  or reduce  the  quorum  required  at any  meeting of registered holders of Bonds.

     The  term  "Extraordinary  Resolution"  is  defined  in the  Fiscal  Agency
Agreement as a resolution passed at a meeting of registered  holders of Bonds by the affirmative  vote of the registered  holders of not less than 66-2/3% of the principal  amount of Bonds  represented at the meeting in person or by proxy and voted on the  resolution or as an instrument in writing signed by the registered holders of not less than 66-2/3% in principal  amount of the outstanding  Bonds.
The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered  holders of Bonds present in person or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding, or at any  adjourned  meeting  called by the  Province or the  Registrar,  one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

     All notices to the registered holders of Bonds will be published in English in the Financial Times in London,  The Wall Street Journal in New York,  U.S.A.,
The Globe and Mail in Toronto, Canada and as long as the Bonds are listed on the
Luxembourg  Stock  Exchange and the rules of the  Luxembourg  Stock  Exchange so require,  notices  will be  published  in a  leading  newspaper  having  general circulation in Luxembourg (which is expected to be the Luxemburger  Wort). If at any time publication in any such newspaper is not  practicable,  notices will be valid if published in an English language newspaper with general  circulation in the  respective  market  regions  as the  Province,  with  the  approval  of the
Registrar,  shall determine.  Any such notice shall be deemed to have been given on the date of such  publication or, if published more than once or on different dates, on the first date on which publication is made.

     For so long as the Bonds are listed on the Luxembourg Stock Exchange and if the rules of such stock  exchange on which the Bonds are listed so require,  the
Province  agrees  to  appoint  and  maintain  a  transfer  and  paying  agent in
Luxembourg in the event the Province issues fully registered Bonds in definitive form.

     Unless the  certificate of  authentication  hereon has been executed by the
Registrar  by manual  signature,  this  Global Bond shall not be entitled to any benefit  under the Fiscal  Agency  Agreement or be valid or  obligatory  for any purpose.

     IN WITNESS WHEREOF, the Province of Ontario,  pursuant to due authorization of law,  has  caused  this  Global  Bond to be duly  executed  by an  authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED:  February 18, 2003                        PROVINCE OF ONTARIO

                                                 By:
                                                    ----------------------------
                                                     Authorized Signing Officer

                                                 SEAL OF THE MINISTER OF FINANCE

REGISTRAR'S CERTIFICATE

OF AUTHENTICATION

This is one of the Bonds of the series  designated  therein  referred  to in the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK

  as Registrar

By:
   ---------------------------------------

         Authorized Signatory

                                                               CONFORMED COPY

                          Dated as of February 10, 2003

                               PROVINCE OF ONTARIO

                                U.S.$250,000,000

                       3.50% Bonds due September 17, 2007

                            UNDERWRITING AGREEMENT

                               Province of Ontario

                             Underwriting Agreement

                                                               February 10, 2003

Merrill Lynch, Pierce Fenner & Smith
               Incorporated
RBC Dominion Securities Corporation
c/o RBC Dominion Securities Corporation
One Liberty Plaza, 2nd Floor
New York, New York
10006-1404  USA

Dear Sirs:

     The Province of Ontario  (the  "Province")  proposes to sell the  principal amount of its securities  identified in Schedule I hereto (the  "Securities") to
the  underwriters  named  in  Schedule  II  hereto  (the  "Underwriters").   The
Securities  will be issued in the form of a fully  registered  permanent  global security  (the "Global  Security")  registered in the name of Cede & Co., as the nominee of The  Depository  Trust  Company  ("DTC")  (and  constitute  a further issuance of, will be fungible  with and  consolidated  and form a single  series with  the  U.S.$500,000,000  aggregate  principal  amount  of  3.50%  Bonds  due
September  17,  2007 of the  Province  issued  on  September  17,  2002  and the
U.S.$250,000,000  aggregate  principal  amount of 3.50% Bonds due  September 17,
2007 of the Province  issued on October 28, 2002),  subject to the provisions of the fiscal agency agreement  identified on Schedule I hereto (the "Fiscal Agency
Agreement"). This is to confirm the arrangements with respect to the purchase of the Securities by the Underwriters.

     1. Representations and Warranties. The Province represents and warrants to, and agrees with, the Underwriters that:

          (i) The Province has filed with the Securities and Exchange Commission
     (the  "Commission")  a registration  statement or  registration  statements under Schedule B of the Securities Act of 1933, as amended (the "Securities
     Act"),  which has or have become  effective,  for the  registration  of any
     Securities which may be sold in the United States under the Securities Act.
     Each such registration statement, as amended at the date of this Agreement, complies in all material  respects with the  requirements of the Securities
     Act and the rules and regulations thereunder. The Province proposes to file with  the  Commission  pursuant  to Rule 424  under  the  Securities  Act a
     supplement  to  the  form  of  prospectus   included  in  the  most  recent
     registration  statement,  or amendment  thereto,  filed with the Commission relating to the  Securities  and the plan of  distribution  thereof and has advised you of all further  information  (financial and other) with respect to the  Province to be set forth  therein.  The  registration  statement or registration  statements,  including the exhibits thereto and the documents incorporated  by  reference  therein,  as  amended  at  the  date  of  this
     Agreement, is or are hereinafter called the "Registration  Statement";  the prospectus in the form in which it appears in the  Registration  Statement, including the documents  incorporated by reference therein,  is hereinafter called the "Basic Prospectus"; such supplemented form of prospectus, in the form in which it shall be filed with the  Commission  pursuant  to Rule 424
     (including  the  Basic  Prospectus  as  so  supplemented),   including  the
     documents  incorporated  by reference  therein,  is hereinafter  called the
     "Final Prospectus";  and any preliminary form of the Final Prospectus which has  heretofore  been filed  pursuant to Rule 424,  including the documents incorporated by reference  therein,  is hereinafter called the "Preliminary
     Final Prospectus".

          (ii) The documents filed by the Province with the Commission  pursuant to the  Securities  Exchange Act of 1934, as amended (the  "Exchange  Act")
     that are  incorporated  by reference in the Final  Prospectus,  at the time they were filed with the Commission, complied in all material respects with the  requirements  of the  Exchange  Act  and  the  rules  and  regulations thereunder.

          (iii) As of the date hereof,  when the Final Prospectus is first filed pursuant to Rule 424 under the Securities  Act, when,  prior to the Closing
     Date (as hereinafter defined),  any amendment to the Registration Statement becomes  effective,  when any  supplement to the Final  Prospectus is filed with  the  Commission  and  at  the  Closing  Date,  (a)  the  Registration
     Statement,  as  amended  as of any such time and the Final  Prospectus,  as amended or  supplemented  as of any such time,  complied and will comply in all material  respects with the applicable  requirements  of the Securities
     Act and the  rules  and  regulations  thereunder  and (b) the  Registration
     Statement,  as amended as of any such time, did not or will not contain any untrue  statement  of a material  fact or omit to state any  material  fact required to be stated  therein or necessary in order to make the statements therein not misleading and the Final Prospectus, as amended or supplemented as of any such time,  will not contain any untrue  statement  of a material fact or omit to state any material  fact  required to be stated  therein or necessary  in order to make the  statements  therein,  in the  light of the circumstances  under  which  they  were  made,  not  misleading;  provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration  Statement or the
     Final Prospectus or any amendment thereof or supplement thereto in reliance upon  and in  conformity  with  information  furnished  in  writing  to the
     Province  by or on  behalf of either  Underwriter  specifically  for use in connection with the preparation of the Registration Statement and the Final
     Prospectus.

     2. Purchase and Sale.  Subject to the terms and  conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to sell to each  Underwriter,  and each  Underwriter,  severally  and not  jointly, agrees  to  purchase  from the  Province,  at the  purchase  price  set forth in
Schedule I hereto,  the principal  amount of the  Securities  set forth opposite such Underwriter's name in Schedule II hereto.

     3. Delivery and Payment.  Delivery of and payment for the Securities  shall be made at the  office,  on the date and at the time  specified  in  Schedule  I hereto  (or such  later  date not  later  than five  business  days  after  such specified date as the  Underwriters  and the Province  shall agree upon),  which date and time may be  postponed by agreement  between the  Underwriters  and the
Province or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date").  Delivery of the  Securities  shall be made to the  Underwriters  or to their  order  for the respective accounts of the several  Underwriters  against payment by the several
Underwriters  of the  purchase  price  thereof to the  Province  in  immediately available (same day) funds by transfer to a U.S. dollar account specified by the
Province.  The Global Security shall be substantially in the form annexed to the
Second Supplemental Agreement dated as of February 18, 2003 to the Fiscal Agency
Agreement  (the "First  Supplemental  Agreement")  and registered in the name of
Cede & Co., as nominee of DTC.

     The Global  Security shall be made available for inspection and checking by the Underwriters in Toronto,  Ontario not later than 3:00 P.M. (Toronto time) on the business  day prior to the Closing  Date.  For  purposes of this  Agreement,
"business day" shall mean a day on which banking institutions in Toronto are not authorized or obligated by law or executive order to be closed.

     4. Listing.  The Province agrees with the  Underwriters to file or cause to be filed an application to list the Securities on the Luxembourg  Stock Exchange
(the "Stock Exchange") prior to the Closing Date. The Province further agrees to furnish  to the Stock  Exchange  all  documents,  instruments,  information  and undertakings  and to publish all  advertisements  or other  material that may be necessary  in order to effect  the  listing of the  Securities  and to cause the listing of the  Securities on the Stock  Exchange to be continued for so long as any of the Securities  remain  outstanding;  provided,  however,  that if in the opinion of the Province,  the  continuation  of such listing shall become unduly onerous,  then the Province may delist the Securities  from the Stock  Exchange;
provided,  further,  that if the Securities are to be so delisted from the Stock
Exchange,  the  Province  will use its best efforts to obtain the listing of the
Securities  on  another  securities  exchange   reasonably   acceptable  to  the
Underwriters  and the Province prior to the delisting  from the Stock  Exchange.
The provisions of this section shall apply to any other  securities  exchange on which the Securities may be listed mutatis mutandis.

     5. Agreements. (a) The Province and the Underwriters agree that:

          (i) Prior to the  termination of the offering of the  Securities,  the
     Province will not file any  amendment to the  Registration  Statement,  any supplement  to the Final  Prospectus or any document that would as a result thereof be  incorporated by reference in the Final  Prospectus,  unless the
     Province has furnished to the Underwriters a copy for their review prior to filing  and  will  not file any  such  proposed  amendment,  supplement  or document  to which the  Underwriters  reasonably  object,  except  that the
     Underwriters  may not object to the filing,  as exhibits to an amendment on
     Form  18-K/A to the  Province's  Annual  Report on Form  18-K,  of  reports prepared by the Province and the Ontario Electricity  Financial Corporation
     in the ordinary  course.  Subject to the foregoing  sentence,  the Province will cause the Final Prospectus to be filed (or mailed for filing) with the
     Commission  pursuant to Rule 424. The  Province  will  promptly  advise the
     Underwriters  (i) when the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final  Prospectus  shall have been filed (or mailed for filing) with the  Commission,  (ii) when any amendment to the  Registration  Statement  relating to the Securities shall have  become  effective,  (iii) of any  request by the  Commission  for any amendment of the  Registration  Statement or amendment of or  supplement to the Final Prospectus or for any additional  information relating thereto or to any document incorporated by reference in the Final Prospectus,  (iv) of
     the  issuance  by  the   Commission  of  any  stop  order   suspending  the
     effectiveness  of  the   Registration   Statement  or  the  institution  or
     threatening  of any  proceeding  for that purpose and (v) of the receipt by the  Province of any  notification  with respect to the  suspension  of the qualification  of  the  Securities  for  sale  in any  jurisdiction  or the initiation or threatening of any proceeding for such purpose.  The Province will use its best  efforts to prevent  the  issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (ii) If, at any time when a prospectus  relating to the  Securities is required to be delivered  under the  Securities  Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented  would include  any  untrue  statement  of a  material  fact or omit to state  any material fact necessary to make the statements  therein in the light of the circumstances under which they were made not misleading,  or if it shall be necessary to amend or  supplement  the Final  Prospectus to comply with the
     Securities  Act or the  rules  and  regulations  thereunder,  the  Province promptly  will prepare and file with the  Commission,  subject to the first sentence of paragraph  (a)(i) of this Section 5, an amendment or supplement at its own expense  which will  correct  such  statement  or omission or an amendment which will effect such compliance.

          (iii) The  Province  will make  generally  available  to its  security holders and to the  Underwriters as soon as practicable  after the close of its first fiscal year  beginning  after the date hereof,  statements of its revenues  and  expenditures  for such  fiscal  year which will  satisfy the provisions of Section 11(a) of the Securities Act and the applicable  rules and regulations thereunder.

          (iv) The Province  will  furnish to the  Underwriters,  upon  request, without charge,  copies of the Registration  Statement  (including exhibits thereto and documents incorporated by reference therein) and each amendment thereto  which shall become  effective on or prior to the Closing Date and, so long as delivery of a prospectus  by an  Underwriter  or a dealer may be required by the  Securities  Act, as many copies of any  Preliminary  Final
     Prospectus  and  the  Final  Prospectus  and  any  amendments  thereof  and supplements thereto as the Underwriters may reasonably request.

          (v) The Province will arrange for the  qualification of the Securities for  offer  and  sale  and  the  determination  of  their  eligibility  for investment under the securities laws of such states and other jurisdictions of the United  States as the  Underwriters  may designate and will maintain such  qualifications  in effect so long as required for the distribution of the Securities; provided, however, that the Province shall not be obligated to  consent to  general  service of process  under the laws of any state or other jurisdiction.

          (vi) The Province will pay (i) all expenses in connection with (a) the preparation,  issue,  execution and delivery of the  Securities  (including fees of the registrar,  fiscal agent,  transfer agent and paying agents and the  fees and  expenses  of the  Province's  legal  advisors),  (b) the fee incurred in filing the  Registration  Statement  (including  all amendments thereto) with the Commission and (c) any fee payable to rating  services in connection with the rating of the Securities,  (ii) the cost of copying the documents  incorporated  by  reference  in the  Final  Prospectus  in  such quantities  as the  Underwriters  may  reasonably  request  and the cost of delivering  the  same  to  locations  designated  by the  Underwriters  and satisfactory to the Province in its reasonable judgment and (iii) all stamp duties or other like taxes and duties or value  added taxes  payable  under the laws of the United  Kingdom upon and in connection  with the execution, issue and  subscription  of the Securities or the execution and delivery of this  Agreement  and the Fiscal  Agency  Agreement.  Except as  provided in
     Section 9 hereof,  the  Province  shall not be  required to pay or bear any fees or expenses of the Underwriters.

     (b) The  Underwriters  agree with the Province to deliver to the Province a letter prior to the Closing Date  containing  the total sales of the  Securities made in the initial  distribution in the United States together with an estimate of the number of  Securities  reasonably  expected  to be sold within the United
States in  secondary  market  transactions  within 40 days of the Closing  Date;
provided,  however,  that the Underwriters  shall bear no responsibility for any discrepancy  between such  estimate  and the actual  number of  Securities  sold within the United States pursuant to such secondary market  transactions in such time period.

     6. Selling Restrictions.

     (a) United Kingdom.  The Underwriters,  on behalf of themselves and each of
their  affiliates  that   participates  in  the  initial   distribution  of  the
Securities, represent to and agree with the Province that they and each of their respective  affiliates  have  complied  and  will  comply  with  all  applicable provisions  of the  Financial  Services  and Markets Act 2000 (the  "FSMA") with respect to  anything  done by them in  relation  to the  Securities  in, from or otherwise involving the United Kingdom.

     (b) Japan.  The Securities  have not been and will not be registered  under the Securities and Exchange Law of Japan and, accordingly, the Underwriters,  on behalf of themselves and each of their respective  affiliates that  participates in the initial  distribution of the  Securities,  have undertaken that they have not  offered  or sold and will not  offer or sell any  Securities,  directly  or indirectly,  in Japan or to, or for the  benefit of, any  Japanese  Person or to others for re-offering or resale, directly or indirectly,  in Japan or to or for the benefit of any Japanese  Person  except  pursuant to an  exemption  from the registration requirements of the Securities and Exchange Law of Japan, and under circumstances  which  will  result  in  compliance  with  all  applicable  laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory  authorities  and in effect at the relevant time. For the purposes of this  paragraph,  "Japanese  Person"  shall mean any person  resident  in Japan, including any corporation or other entity  organized under the laws of Japan. As part  of  the  offering  of the  Securities,  the  Underwriters  may  offer  the
Securities  in Japan to a list of 49 offerees in  accordance  with this  Section
6(b).

     (c) Hong Kong. The Underwriters,  on behalf of themselves and each of their respective  affiliates  that  participates  in the initial  distribution  of the
Securities, represent to and agree with the Province that they and each of their respective  affiliates  have not,  directly or  indirectly,  offered to sell the
Securities  and will not offer to sell the  Securities in Hong Kong, by means of any document,  other than to persons whose  ordinary  business is to buy or sell shares or debentures,  whether as principal or agent, or in circumstances  which do not  constitute  an offer to the public  within the meaning of the  Companies
Ordinance  (Cap.  32) of Hong  Kong,  and  unless  permitted  to do so under the securities laws of Hong Kong, have not issued or had in their possession for the purpose of issue, and will not issue or have in their possession for the purpose of issue,  directly or indirectly,  any  invitation,  document or  advertisement relating to the Securities other than with respect to the Securities intended to be disposed of to persons  outside Hong Kong or only to persons  whose  business involves  the  acquisition,  disposal,  or  holding  of  securities,  whether as principal or agent.

     (d) Sale and Distribution.  In addition to the provisions of Sections 6(a),
(b) and (c) above, the  Underwriters,  on behalf of themselves and each of their respective  affiliates  that  participates  in the initial  distribution  of the
Securities, represent to and agree with the Province that they and each of their respective  affiliates  have not offered,  sold or  delivered  and they will not offer,  sell or  deliver,  directly  or  indirectly,  any of the  Securities  or distribute the Basic  Prospectus,  any Preliminary Final Prospectus or the Final
Prospectus or any other offering material relating to the Securities, in or from any  jurisdiction  except under  circumstances  that will,  to the best of their knowledge and belief, after reasonable investigation,  result in compliance with the  applicable  laws and  regulations  thereof  and which  will not  impose any obligations on the Province except as contained in this Agreement.

     (e)  Authorizations.  Without prejudice to the provisions of Sections 6(a),
(b) and (c) and except for the  qualification  of the  Securities  for offer and sale and the  determination  of  their  eligibility  for  investment  under  the applicable  securities  laws  of  such  jurisdictions  as the  Underwriters  may designate  pursuant  to  Section  5(a)(v),  the  Province  shall  not  have  any responsibility  for,  and the  Underwriters  agree  with the  Province  that the
Underwriters and their respective affiliates will obtain, any consent,  approval or authorization required by them for the subscription,  offer, sale or delivery by them of any of the Securities  under the laws and regulations in force in any jurisdiction  to which  they are  subject  or in or from  which  they  make such subscription, offer, sale or delivery of any of the Securities.

     7.  Conditions to the Obligations of the  Underwriters.  The obligations of the  Underwriters to purchase the Securities shall be subject to the accuracy of the  representations and warranties on the part of the Province contained herein as of the date hereof,  as of the date of the  effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document  incorporated by reference  therein) and as of the Closing Date, to the  accuracy of the  statements  of the  Province  made in any  certificates pursuant to the  provisions  hereof,  to the  performance by the Province of its obligations hereunder and to the following additional conditions:

     (a)  No  stop  order  suspending  the  effectiveness  of  the  Registration
Statement,  as  amended  from  time to  time,  shall  have  been  issued  and no proceedings for that purpose shall have been  instituted or threatened;  and the
Final Prospectus shall have been filed with the Commission  pursuant to Rule 424 not later  than 5:00  P.M.,  New York City  time,  on the  second  business  day following the date hereof or  transmitted  by a means  reasonably  calculated to result in filing with the Commission by such date.

     (b) The Province shall have furnished to the  Underwriters,  on or prior to the  Closing  Date,  a written  opinion  dated the  Closing  Date of the  Deputy
Attorney  General,  Assistant Deputy Attorney  General,  Acting Assistant Deputy
Attorney  General of the  Province  or any  solicitor  who is an employee of the
Crown and seconded to the Legal Services Branch, Ministry of Finance,  addressed to the  Minister  of Finance of the  Province to the effect  that,  based on the assumptions and subject to the qualifications set forth therein:

          (i) this Agreement has been duly authorized, executed and delivered by the Province in  accordance  with the laws of the Province and the Order or
     Orders of the  Lieutenant  Governor  in  Council  applicable  thereto,  and
     constitutes  a  legal,   valid  and  binding   agreement  of  the  Province
     enforceable in accordance with its terms;

          (ii) the Fiscal Agency  Agreement has been duly  authorized,  executed and delivered by the Province in  accordance  with the laws of the Province and the Order or Orders of the  Lieutenant  Governor in Council  applicable thereto,  and,  assuming due  execution  and delivery by the Fiscal  Agent,
     constitutes  a  legal,   valid  and  binding   agreement  of  the  Province
     enforceable in accordance with its terms;

          (iii)  the First  Supplemental  Agreement  has been  duly  authorized, executed and delivered by the Province in  accordance  with the laws of the
     Province  and the Order or Orders of the  Lieutenant  Governor  in  Council
     applicable  thereto,  and assuming due execution and delivery by the Fiscal
     Agent,  constitutes  a legal,  valid and binding  agreement of the Province enforceable in accordance with its terms;

          (iv) the  Second  Supplemental  Agreement  has been  duly  authorized, executed and delivered by the Province in  accordance  with the laws of the
     Province  and the Order or Orders of the  Lieutenant  Governor  in  Council
     applicable  thereto,  and assuming due execution and delivery by the Fiscal
     Agent,  constitutes  a legal,  valid and binding  agreement of the Province enforceable in accordance with its terms;

          (v) the Securities  have been duly  authorized and the Global Security has been duly executed by the Province in  accordance  with the laws of the
     Province  and the Order or Orders of the  Lieutenant  Governor  in  Council
     applicable  thereto,   and,  when  authenticated  in  accordance  with  the
     provisions of the Fiscal Agency Agreement,  as supplemented,  and delivered to and  paid  for by the  Underwriters  pursuant  to this  Agreement,  will
     constitute   legal,   valid  and  binding   obligations  of  the  Province,
     enforceable in accordance with their terms;

          (vi) the  Securities  constitute  a further  issuance  of, and will be consolidated and form a single series with the  U.S.$500,000,000  aggregate principal  amount of 3.50% Bonds due September 17, 2007 issued on September
     17, 2002 and the U.S.$250,000,000 aggregate principal amount of 3.50% Bonds due September 17, 2007 of the Province issued on October 28, 2002;

          (vii) the  statements  in the  Final  Prospectus  under  the  headings
     "Description  of  Debt  Securities  and  Warrants--   Canadian  Income  Tax
     Considerations"  and  "Taxation--  Canadian  Taxation"  are accurate in all material respects subject to the qualifications therein stated;

          (viii) the payment of principal of and interest on the Securities will be a charge on and  payable  out of the  Consolidated  Revenue  Fund of the
     Province of Ontario (as defined in the Financial Administration Act);

          (ix) no  authorization,  consent,  waiver or  approval  of, or filing, registration,  qualification or recording with, any governmental  authority of the Province of Ontario or of Canada is required in connection  with the execution,  delivery and performance by the Province of this Agreement, the
     Fiscal Agency Agreement, as supplemented,  or the sale of the Securities by the  Province  in the  manner  contemplated  in this  Agreement  and  Final
     Prospectus,  except for the Order or Orders of the  Lieutenant  Governor in
     Council, which has been obtained;

          (x) no stamp or other  similar duty or levy is payable  under the laws of the Province of Ontario or the laws of Canada applicable in the Province in connection with the execution,  delivery and performance by the Province of this Agreement and the Fiscal Agency Agreement,  as supplemented,  or in connection with the issue and sale of the Securities by the Province in the manner contemplated in this Agreement and the Final Prospectus; and

          (xi) Her  Majesty  the  Queen in right of  Ontario  may be sued in the courts of the Province of Ontario with regard to any claims  arising out of or relating to the obligations of the Province under the Securities. No law in the Province of Ontario  requires the consent of any public  official or authority  for suit to be brought or judgment  to be  obtained  against Her
     Majesty  the Queen in right of Ontario  arising  out of or  relating to the obligations  of the  Province  under  the  Securities,  though  in  certain circumstances  prior notice and particulars of a claim must be given to Her
     Majesty the Queen in right of Ontario. An amount payable by Her Majesty the
     Queen in  right of  Ontario  under an order of a court of the  Province  of
     Ontario  that is final and not  subject  to appeal  is  payable  out of the
     Consolidated  Revenue  Fund of the  Province  of  Ontario  pursuant  to the
     Proceedings Against the Crown Act.

     (c) The Underwriters  shall have received on the Closing Date from Shearman
& Sterling, United States counsel to the Province,  favorable opinions dated the
Closing Date to the effect that:

          (i) the  statements  in the Final  Prospectus  under  "Description  of
     Bonds",  "Clearing  and  Settlement"  and  "Underwriting",  insofar as such statements  constitute  a  summary  of  the  legal  matters,  documents  or proceedings referred to therein,  fairly present the information called for with respect to such legal matters, documents and proceedings;

          (ii)  the  statements  in the  Final  Prospectus  under  the  headings
     "Description  of Debt  Securities  and  Warrants--United  States Income Tax
     Considerations", as supplemented by "Taxation-- United States Taxation", to the extent that they constitute matters of law or legal conclusions, fairly present the information disclosed therein in all material respects;

          (iii) the Registration  Statement and the Final Prospectus,  excluding the documents  incorporated  by reference  therein,  and any supplements or amendments thereto (other than the financial statements and other financial data and statistical  data contained  therein or omitted  therefrom,  as to which such counsel need not express any opinion) appear on their face to be appropriately  responsive in all material  respects to the  requirements of the  Securities  Act  and  the  applicable  rules  and  regulations  of the
     Commission thereunder; and

          (iv) the documents  incorporated by reference in the Final  Prospectus
     (other than the financial  statements and other  financial and  statistical data contained therein or omitted therefrom,  as to which such counsel need express no  opinion),  except to the extent that any  statement  therein is modified or superseded in the Final  Prospectus,  as of the dates they were filed  with  the  Commission,  appear  on  their  face to be  appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

     Such counsel shall also state that although they have not verified, are not
passing  upon  and  do  not  assume  any   responsibility   for,  the  accuracy,
completeness  or  fairness  of the  statements  contained  in  the  Registration
Statement or the Final  Prospectus  (including  the  documents  incorporated  by reference therein), such counsel has, however,  generally reviewed and discussed such  statements with  representatives  of the Ontario  Financing  Authority and
Ministry  of  Finance of the  Province  and,  in the  course of such  review and discussion,  no facts have come to such  counsel's  attention  which  gives them reason  to  believe  that (A) that the  Registration  Statement  (including  the documents incorporated by reference therein, other than the financial statements and other  financial  data and  statistical  data  contained  therein or omitted therefrom,  as to which such counsel has not been requested to comment),  at the time it became  effective,  contained an untrue  statement of a material fact or omitted to state a material fact  required to be stated  therein or necessary to make the  statements  therein not  misleading,  or (B) the Final  Prospectus  as amended or supplemented,  if applicable (including the documents incorporated by reference therein,  other than the financial statements and other financial data and statistical data contained  therein or omitted  therefrom,  as to which such counsel  has not  been  requested  to  comment),  as of the  date of such  Final
Prospectus  as amended or  supplemented,  if  applicable,  or the Closing  Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements  therein, in the light of the circumstances under which they were made, not misleading.

     In  giving  such  opinions,  such  counsel  may rely,  without  independent investigation,  as to matters  relating to the federal law of Canada or the laws of the  Province of  Ontario,  on the  opinion of the Deputy  Attorney  General,
Assistant Deputy Attorney  General,  Acting Assistant Deputy Attorney General of
the  Province or any  solicitor  who is an employee of the Crown and seconded to the Legal Services  Branch,  Ministry of Finance,  rendered  pursuant to Section
7(b) hereof.

     (d) The  Underwriters  shall have  received on the Closing  Date from Davis
Polk & Wardwell,  United  States  counsel  for the  Underwriters,  and  Stikeman
Elliott LLP, Canadian counsel for the Underwriters, favorable opinions dated the
Closing  Date  as to the  form  and  validity  of the  Securities  and as to the proceedings and other related  matters  incident to the issuance and sale of the
Securities on the Closing Date, and the Underwriters  shall have received on the
Closing  Date from Davis Polk & Wardwell a favorable  opinion  dated the Closing
Date with respect to the Registration  Statement,  Preliminary  Final Prospectus
and the Final  Prospectus  and other  related  matters as the  Underwriters  may reasonably require. In giving their opinion, Davis Polk & Wardwell may rely upon the opinion of Stikeman  Elliott  LLP as to matters of Canadian  and  Provincial law.

     (e) The Province  shall have furnished to the  Underwriters  on the Closing
Date a certificate of the Province, signed by the duly authorized officer of the
Province (who may rely as to proceedings  pending or contemplated  upon the best of his knowledge), dated the Closing Date, to the effect that:

          (i)  the  representations  and  warranties  of the  Province  in  this
     Agreement  are true and correct in all  material  respects on and as of the
     Closing  Date with the same effect as if made on the  Closing  Date and the
     Province  has  complied  with  all the  agreements  and  satisfied  all the conditions  on its part to be  performed  or  satisfied  at or prior to the
     Closing Date;

          (ii) no stop order  suspending the  effectiveness  of the Registration
     Statement,  as amended, has been issued and no proceedings for that purpose have been instituted or, to the Province's knowledge, threatened; and

          (iii)  there has been no  material  adverse  change in the  financial, economic or political conditions of the Province from those set forth in or contemplated by the  Registration  Statement and the Final Prospectus other than changes arising in the ordinary and normal course.

     (f)  Subsequent to the  execution of this  Agreement and on or prior to the
Closing  Date,  there shall not have been any  decrease in the ratings of any of the  Province's  long-term  debt  securities  by  Moody's  Investors  Service or
Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     (g)  Application  shall have been made on or prior to the  Closing  Date to list the  Securities  on the Stock  Exchange and the Stock  Exchange  shall have approved the Securities for listing.

     (h) Prior to the Closing  Date,  the Province  shall have  furnished to the
Underwriters  such  further  information,  certificates  and  documents  as  the
Underwriters may reasonably request.

     If any of the  conditions  specified  in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the  opinions  and  certificates  mentioned  above or  elsewhere  in this
Agreement shall not be in all material respects reasonably  satisfactory in form and substance to the  Underwriters,  this  Agreement and all  obligations of the
Underwriters hereunder may be cancelled at, or at any time prior to, the Closing
Date by the  Underwriters.  Notice  of such  cancellation  shall be given to the
Province in writing or by telephone or  facsimile  transmission,  in either case confirmed in writing.

     8.  Stabilization and  Over-allotment.  Any over-allotment or stabilization transaction  by the  Underwriters  in connection  with the  distribution  of the
Securities  shall be  effected  by them on their own behalf and not as agents of the  Province,  and any gain or loss  arising  therefrom  shall be for their own account. The Underwriters  acknowledge that the Province has not been authorized to issue  Securities in excess of the  principal  amount set forth in Schedule I hereto.  The Underwriters  also acknowledge that the Province has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity  with applicable  rules,  including those made pursuant to applicable
United  Kingdom  legislation  and  Regulation  M  under  the  Exchange  Act  (if applicable).

     9. Indemnification and Contribution.

     (a) The Province agrees to indemnify and hold harmless each Underwriter and each of its affiliates  that  participates  in the initial  distribution  of the
Securities and each person who controls either Underwriter or any such affiliate within the meaning of either the  Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities,  joint or several, to which they or any of them may become subject under the laws of any jurisdiction,  including but not limited to the  Securities  Act, the Exchange Act or other United States
Federal  or state  statutory  law or  regulation,  at common  law or  otherwise, insofar as such losses,  claims,  damages or liabilities  (or actions in respect thereof)  arise out of or are based upon any untrue  statement or alleged untrue statement of a material  fact  contained in the  Registration  Statement for the registration of the Securities as originally filed or in any amendment  thereof, including all documents  incorporated by reference,  or in the Basic Prospectus, any Preliminary  Final Prospectus or the Final  Prospectus,  or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged  omission to state therein a material fact required to be stated therein or  necessary  to make the  statements  therein  not  misleading,  and agrees to reimburse,  as incurred,  each such  indemnified  party,  for any legal or other expenses  reasonably  incurred  by  them in  connection  with  investigating  or defending any such loss, claim, damage, liability or action; provided,  however, that (i) the Province will not be liable in any such case to the extent that any such loss,  claim,  damage or liability  arises out of or is based upon any such untrue  statement or alleged  untrue  statement or omission or alleged  omission made  therein  in  reliance  upon and in  conformity  with  written  information furnished to the Province by or on behalf of either Underwriter specifically for use in connection  with the  preparation  thereof,  and (ii) such indemnity with respect to the Basic  Prospectus or any Preliminary  Final  Prospectus shall not enure to the benefit of either  Underwriter or affiliate  thereof (or any person controlling  either Underwriter or affiliate) from whom the person asserting any such loss,  claim,  damage or liability  purchased the Securities  which are the subject  thereof if such person did not  receive a copy of the Final  Prospectus
(or the  Final  Prospectus  as  amended  or  supplemented)  at or  prior  to the confirmation  of the sale of such  Securities  to such  person in any case where such  delivery is required by the  Securities  Act and the untrue  statement  or omission of a material fact contained in the Basic Prospectus or any Preliminary
Final  Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Province may otherwise have.

     (b) Each  Underwriter,  severally and not jointly,  agrees to indemnify and hold harmless the Province:

          (i) to the same extent as the foregoing indemnity from the Province to such  Underwriter,  but only to the extent  that such untrue  statement  or alleged  untrue  statement  or  omission  or alleged  omission  was made in reliance upon and in conformity with written  information  furnished to the
     Province by or on behalf of such  Underwriter  specifically  for use in the preparation of the documents referred to in the foregoing indemnity;

          (ii) against any and all losses, claims, damages or liabilities, joint or several,  to which the Province may become subject under the laws of any jurisdiction, including but not limited to the Securities Act, the Exchange
     Act or other United States Federal or state statutory law or regulation, at common  law or  otherwise,  insofar  as such  losses,  claims,  damages  or liabilities (or actions in respect  thereof) arise out of or are based upon any  untrue  statement  or alleged  untrue  statement  of a  material  fact contained in any document  prepared by such  Underwriter and distributed by it in connection with the offering of the Securities, or which arise out of or are based upon the  omission  or  alleged  omission  to state  therein a material fact necessary to make the statements therein not misleading,  and which  statement  or omission is not  contained  in the  Preliminary  Final
     Prospectus, the Final Prospectus or the agreed press releases; and

          (iii)  against any and all  losses,  claims,  damages or  liabilities, joint or several,  to which the Province may become subject  arising out of or in connection with a breach by such  Underwriter (or its affiliates that
     participate  in  the  initial   distribution  of  the  Securities)  of  any
     representation,  or failure to perform or observe any agreement,  contained in Section 6 of this Agreement.

     Each  Underwriter,  severally  and not  jointly,  agrees to  reimburse,  as incurred,  any legal or other  expenses  reasonably  incurred by the Province in connection  with  investigating  or  defending  any such  loss,  claim,  damage, liability  or action  referred to in clauses  (i),  (ii) and (iii)  above.  This
indemnity   agreement  will  be  in  addition  to  any  liability  which  either
Underwriter may otherwise have. The Province  acknowledges,  for the purposes of clause (i) above, that the statements set forth under the heading "Underwriting"
(except  for the  statements  in the  paragraphs  relating  to the  FSMA and the securities laws of Japan and Hong Kong and the sentence  relating to stamp taxes and other  charges  and  expenses  of the  offering)  in any  Preliminary  Final
Prospectus or the Final Prospectus  constitute the only information furnished in writing  by or on  behalf  of  the  Underwriters  for  inclusion  in  any of the documents referred to in the foregoing  indemnity,  and the Underwriters confirm that such statements are correct.

     (c) Each of the Province and the  Underwriters  agree that the Underwriters shall have and hold the covenants of the Province contained in this Section 9 in respect  of  the  Underwriters'  controlling  persons  (as  defined  above)  and affiliates in trust for the benefit of their controlling persons and affiliates.
The  Underwriters  agree to accept the trusts in this paragraph (c) declared and provided for and agree to enforce those covenants on behalf of such persons.

     (d) Promptly after receipt by an indemnified  party under this Section 9 of notice of the  commencement  of any action,  such  indemnified  party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof;
but the  omission so to notify the  indemnifying  party will not relieve it from any liability  which it may have to any  indemnified  party otherwise than under this Section 9.

     In case any such action is brought  against any indemnified  party,  and it notifies the indemnifying  party of the commencement  thereof,  the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action;  provided,  however,  that if the  defendants in any such action  include both the  indemnified  party and the indemnifying  party and the indemnified  party shall have  reasonably  concluded that  there  may be legal  defenses  available  to it and/or  other  indemnified parties  which  are  different  from or  additional  to those  available  to the indemnifying  party,  the  indemnified  party or parties shall have the right to select  separate  counsel to defend  such  action on behalf of such  indemnified party or parties.  An  indemnifying  party will not,  without the prior  written consent of the  indemnified  parties  (which  consent shall not be  unreasonably withheld  or  delayed),  settle or  compromise  or  consent  to the entry of any judgment  with  respect to any  pending or  threatened  claim,  action,  suit or proceeding in respect of which  indemnification  or  contribution  may be sought hereunder  (whether  or not the  indemnified  parties  are  actual or  potential parties to such claim or action) unless such  settlement,  compromise or consent includes an unconditional  release of each indemnified  party from all liability arising out of such claim,  action, suit or proceeding.  In order to be entitled to an indemnity with respect to a claim  hereunder,  an  indemnified  party will not,  without  the prior  written  consent of the  indemnifying  parties  (which consent shall not be unreasonably withheld or delayed),  settle or compromise or consent to the entry of any judgment  with respect to such pending or threatened claim,  action,  suit or  proceeding  in  respect  of which  indemnification  or contribution  may be sought hereunder  (whether or not the indemnifying  parties are actual or potential parties to such claim or action).

     Upon  receipt of notice  from the  indemnifying  party to such  indemnified party of its  election so to appoint  counsel to defend such action and approval by the indemnified  party of such counsel,  the  indemnifying  party will not be liable to such  indemnified  party  under this  Section 9 for any legal or other expenses  subsequently incurred by such indemnified party in connection with the defense thereof unless

          (i) the  indemnified  party shall have  employed  separate  counsel in accordance  with the proviso to the first  sentence  of the next  preceding paragraph (it being understood,  however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel,  approved by the  Underwriters  in the  case  of  paragraph  (a) of this  Section  9, representing  the  indemnified  parties  under such  paragraph  (a) who are parties to such action),

          (ii) the indemnifying party shall not have employed counsel reasonably satisfactory  to the indemnified  party to represent the indemnified  party within a reasonable time after notice of commencement of the action, or

          (iii) the indemnifying  party has authorized the employment of counsel for the indemnified  party at the expense of the  indemnifying  party;  and except that, if clause (i) or (iii) is applicable,  such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (e)  In  order  to  provide  for  just  and   equitable   contribution   in
circumstances in which the indemnification provided for in paragraph (a) of this
Section 9 is due in  accordance  with its terms but is for any reason  held by a court to be unavailable from the Province on grounds of policy or otherwise, the
Province and the Underwriters shall contribute to the aggregate losses,  claims, damages and liabilities  (including legal or other expenses  reasonably incurred in connection  with  investigating  or defending same) to which the Province and the  Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount  specified in Schedule I hereto  bears to the sum of such  discount and the  purchase  price of the  Securities  specified  in Schedule I hereto and the
Province is responsible for the balance; provided,  however, that (a) in no case shall  either  Underwriter  be  responsible  for any  amount  in  excess  of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (b) no person guilty of fraudulent  misrepresentation  (within the
meaning  of  Section  11(f)  of  the  Securities   Act)  shall  be  entitled  to
contribution   from  any  person   who  was  not   guilty  of  such   fraudulent
misrepresentation.  For  purposes of this Section 9, each person who controls an
Underwriter  within the meaning of the Securities Act shall have the same rights to contribution as the  Underwriters,  and each person who controls the Province within the meaning of the  Securities  Act and each official of the Province who shall  have  signed the  Registration  Statement  shall have the same  rights to contribution as the Province.  Any party entitled to contribution will, promptly after  receipt  of notice of  commencement  of any  action,  suit or  proceeding against  such  party in respect  of which a claim for  contribution  may be made against  another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties  shall not relieve the party or parties from whom  contribution may be  sought  from any  other  obligation  it or they may  have  hereunder  or otherwise than under this paragraph (e).

     10. Default by an Underwriter.  If either of the Underwriters shall fail to purchase  and pay for  any of the  Securities  agreed  to be  purchased  by such
Underwriter hereunder and such failure to purchase shall constitute a default in
the  performance  of  its  obligations  under  this  Agreement,   the  remaining
Underwriter  shall be obligated to take up and pay for the Securities  which the defaulting Underwriter agreed but failed to purchase; provided, however, that in the  event  that  the  aggregate  amount  of  Securities  which  the  defaulting
Underwriter  agreed but failed to  purchase  shall  exceed 10% of the  aggregate amount of Securities set forth in Schedule II hereto, the remaining  Underwriter shall have the right to purchase  all, but shall not be under any  obligation to purchase any, of the Securities,  and if such nondefaulting Underwriter does not purchase all the Securities,  this Agreement will terminate without liability to the  nondefaulting  Underwriter  or the  Province.  In the event of a default by either of the  Underwriters  as set forth in this  Section 10, the Closing  Date
shall  be  postponed  for  such  period,   not  exceeding  seven  days,  as  the
Underwriters  shall  determine  in  order  that  the  required  changes  in  the
Registration  Statement and the Final  Prospectus  or in any other  documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting  Underwriter  of its  liability,  if any, to the Province and the nondefaulting Underwriter for damages occasioned by its default hereunder.

     11.  Termination.  This  Agreement  shall be subject to  termination in the absolute discretion of the Underwriters or the Province,  by notice given to the
Province or the Underwriters,  as the case may be, prior to delivery and payment for the  Securities,  if prior to that time,  there shall have  occurred  such a change in national or international financial,  political or economic conditions or  currency  exchange  rates or  exchange  controls  which,  in the  reasonable judgment of the  Underwriters  or the Province,  as the case may be, is material and adverse and such  changes,  singly or together  with any other such  change, makes it, in the reasonable judgment of the Underwriters or the Province, as the case may be,  impracticable  to market  the  Securities  on the terms and in the
manner   contemplated  in  the  Final  Prospectus.   Notwithstanding   any  such
termination,  the  provisions  of Sections 9, 12, and 15 hereof  shall remain in effect.

     12.  Representations and Indemnities to Survive. The respective agreements, representations,  warranties,  indemnities and other  statements of the Province and of the  Underwriters  set forth in or made pursuant to this  Agreement  will remain in full force and effect,  regardless of any investigation  made by or on behalf of the Underwriters or the Province or any of the officers,  directors or controlling  persons referred to in Section 9 hereof,  and will survive delivery of and payment for the Securities.

     13. Notices. All communications  hereunder will be in writing and effective only on receipt,  and, if sent to the Underwriters,  will be mailed,  delivered, telecopied or telegraphed and confirmed to them care of RBC Dominion  Securities
Corporation,  One Liberty Plaza, 2nd Floor, New York, New York, 10006-1404, USA,
attention: Liz Garvey (Telecopier No. 212-428-3018) or, if sent to the Province, will be mailed,  delivered,  telecopied or telegraphed  and confirmed at Ontario
Financing Authority,  One Dundas Street West, Suite 1400, Toronto,  Ontario, M5G
1Z3,  attention:  Executive Director,  Capital Markets Division  (Telecopier No.
416-325-8111).

     14. Successors and Assigns. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns  and the  officials  and  controlling  persons  referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. Neither this  Agreement nor any interest or obligation in or under this Agreement may be assigned by the  Underwriters  without the prior written consent of the Province or by the Province without the prior written consent of the Underwriters.

     15.  Governing  Law.  This  Agreement  will be governed by and construed in accordance  with the laws of the  Province  of  Ontario  and the laws of  Canada applicable in Ontario.

     16.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts  (including  counterparts  by facsimile) and when a counterpart has been executed by each party hereto all such  counterparts  taken  together shall constitute one and the same agreement.

     17.  Advertisements.  All  advertisements of the issue of the Securities or publication  of such formal  notice as may be required by the rules of the Stock
Exchange in connection  with the listing of the securities on the Stock Exchange shall be published in a form or forms and manner to which the Province  consents in writing  prior to the date of  publication.  The  Province  may  withhold its consent  in  its  discretion  regarding  the  use  of any  symbol  in  any  such advertisement and the publication in which such advertisement is to appear.

     18. Time of the Essence. Time shall be of the essence in this Agreement.

     19.  Representation  of  Underwriters.  In  all  dealings  hereunder,  each
Underwriter  shall,  and has all  necessary  authority  to, act on behalf of the other  Underwriter,  and the Province shall be entitled to act and rely upon any statement,  request,  notice or agreement given by the Underwriters,  jointly or individually, on behalf of any of the Underwriters.

     If the foregoing is in accordance with your understanding of our agreement, please  sign and return to us the  enclosed  duplicate  hereof,  whereupon  this letter  and your  acceptance  shall  represent  a  binding  agreement  among the
Province and the Underwriters.

                                      Very truly yours,
                                      Province of Ontario

                                      By:    /s/ Gadi Mayman
                                         ---------------------------------------
                                         Name:       Gadi Mayman
                                         Title:      Executive Director
                                                     Capital Markets Division
                                                     Ontario Financing Authority

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

Merrill Lynch, Pierce Fenner & Smith
               Incorporated

By:    /s/ N. J. Kennan
     -----------------------------------
     Authorized Signatory

RBC Dominion Securities Corporation

By:    /s/ Simon Ling
     -----------------------------------
     Authorized Signatory

                                   SCHEDULE I
                                   ----------

Underwriting Agreement dated as of February 10, 2003

          Underwriters: As listed on Schedule II

          Fiscal Agency Agreement: Fiscal Agency Agreement dated as of September
               17,  2002  between  the  Province  of Ontario and The Bank of New
               York, as Fiscal Agent, as supplemented by the First  Supplemental
               Agreement   dated  as  of  October   28,   2002  and  as  further
               supplemented  by the Second  Supplemental  Agreement  dated as of
               February 18, 2003.

Title, Purchase Price and Description of Securities

          Title: 3.50% Bonds due September 17, 2007

          Aggregate principal amount: U.S.$250,000,000

          Ranking: The Bonds will  constitute  a further  issuance  of,  will be fungible with and  consolidated and form a single series with the
               U.S.$500,000,000  aggregate  principal  amount of 3.50% Bonds due
               September   17,   2007   issued   September   17,  2002  and  the
               U.S.$250,000,000  aggregate  principal  amount of 3.50% Bonds due
               September 17, 2007 of the Province issued on October 28, 2002.

          Denomination: U.S.$1,000 and integral multiples thereof

          Aggregate  price  to  public:   101.296%  plus  accrued   interest  of
               U.S.$3,670,138.89 from and including September 17, 2002 up to but excluding  February 18, 2003, and accrued  interest from February
               18, 2003 if settlement occurs after that date

          Purchase price (include  accrued  interest or  amortization,  if any):
               101.196%  plus  accrued  interest of  U.S.$3,670,138.89  from and including  September  17, 2002 up to but  excluding  February 18,
               2003,  and accrued  interest from February 18, 2003 if settlement occurs after that date

          Underwriting discount: 0.10%

          Maturity: September 17, 2007

          Interest rate: 3.50%

          Interest  payment  dates:  Interest  will  be  payable  in  two  equal semi-annual installments in arrears on March 17 and September 17, commencing March 17, 2003.

          Redemption provisions:  The Securities will not be redeemable prior to
               maturity  unless  specified   events  occur  involving   Canadian
               taxation

          Withholding Taxes: Principal of and interest on the Securities will be payable without withholding or deduction for Canadian withholding taxes to the extent described in the Final Prospectus

          Sinking fund provisions: None

          Other provisions: None

          Pre-Closing Date, Time and Location:  February 14, 2003 at the offices of Shearman & Sterling, Toronto

          Closing Date,  Time  and  Location:  February  18,  2003 at 9:00  a.m.
               Toronto time,  upon crediting the  Securities  through DTC to the
               Underwriters  after  receipt  by  the  Province  of  the  payment therefor, at the offices of Shearman & Sterling, Toronto

                                   SCHEDULE II
                                   -----------

                                                                Principal Amount
                                                                of Securities to
Underwriter                                                     be Purchased
-----------                                                     ------------

Merrill Lynch, Pierce Fenner & Smith                            U.S.$125,000,000
               Incorporated
RBC Dominion Securities Corporation                                  125,000,000
                                                         -----------------------
         Total                                                  U.S.$250,000,000
                                                         =======================

                         OPINION OF LEGAL COUNSEL

Ministry of the                Ministere du
Attorney General               Procureur général

Legal Services Branch          Direction des services juridiques
Ministry of Finance            Ministere des Finances

[ONTARIO LOGO OMITTED]

7 Queen's Park Cres. East      7 Queen's Park Cres. est
Frost Building South           Edifice Frost sud
5th Floor, Room 515            5e etage, bureau 515
Toronto ON M7A 1Y7             Toronto ON M7A 1Y7

Telephone: (416) 325-1456      Telephone:   (416) 325-1456
Facsimile: (416) 325-1460      Telecopieur: (416) 325-1460
                                                                Februay 18, 2003

The Honourable Janet Ecker
Minister of Finance
7 Queen's Park Crescent East
7th Floor, Frost Building South
Toronto, Ontario
M7A 1Y7

Dear Minister:

Subject:          Province of Ontario Issue of U.S. $250,000,000
                  3.50% Bonds due September 17, 2007

     I am counsel to the Province of Ontario (the "Province") in connection with the issue of 3.50% Bonds due September 17, 2007 of the Province in the aggregate principal amount of U.S. $250,000,000 (the "Bonds") and the sale of the Bonds by
the  Province   pursuant  to  an  underwriting   agreement  (the   "Underwriting
Agreement")  dated  as  of  February  10,  2003,  among  the  Province  and  the
Underwriters named therein.

     This  opinion  is  being  delivered  pursuant  to  paragraph  7(b)  of  the
Underwriting  Agreement.  Terms  used  but not  defined  herein  shall  have the meanings ascribed thereto in the Underwriting  Agreement.  In this opinion,  the term "Second  Additional Global Bond" shall have the meaning ascribed thereto in the Second Supplemental Agreement (as defined below).

     I have examined originals or copies,  certified or otherwise  identified to my satisfaction, of the following:

     (a)  the Underwriting Agreement;

     (b)  a fiscal agency  agreement  (the "Original  Fiscal Agency  Agreement")
          dated as of  September  17, 2002  between the Province and The Bank of
          New York (the "Registrar"), including the form of global bond appended thereto;

     (c)  a first supplemental agreement to the Original Fiscal Agency Agreement
          (the  "First  Supplemental  Agreement")  dated as of October  28, 2002 between  the  Province  and the  Registrar  made  supplemental  to the
          Original  Fiscal  Agency  Agreement  including  the form of the  First
          Additional Global Bond appended thereto;

     (d)  a  second  supplemental   agreement  to  the  Original  Fiscal  Agency
          Agreement (the "Second  Supplemental  Agreement") dated as of February
          18, 2003 between the Province and the

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          Registrar made  supplemental to the Original  Fiscal Agency  Agreement
          (the Original  Fiscal Agency  Agreement,  as supplemented by the First
          Supplemental  Agreement  and by the Second  Supplemental  Agreement is
          referred to herein as the "Fiscal  Agency  Agreement")  including  the form of the Second Additional Global Bond appended thereto;

     (e)  the  supplemented  form of prospectus  of the Province,  including the
          Basic Prospectus as so supplemented and the documents  incorporated by reference  therein,  dated  February 10, 2003 relating to the offering and sale of the Bonds (the "Final Prospectus");

     (f)  the Financial Administration Act (Ontario);

     (g)  the Capital Investment Plan Act, 1993 (Ontario);

     (h)  the Interpretation Act (Ontario);

     (i)  the Proceedings Against the Crown Act (Ontario);

     (j)  the Currency Act (Canada);

     (k)  a certified copy of the Order of the Lieutenant Governor in Council of the Province of Ontario  numbered O.C.  1389/2002  dated June 26, 2002 made  pursuant to the  Financial  Administration  Act, ( the "Order in
          Council") authorizing the issue and sale of the Bonds;

     (l)  a  certificate  of the  Province  dated  February  18,  2003 as to the incumbency of certain representatives of the Province;

     (m)  a certificate  of the Province dated February 18, 2003 relating to the borrowing authority remaining under the Order in Council;

     (n)  a written  order of the  Province  to the  Registrar  relating  to the authentication and delivery of the Second Additional Global Bond; and

     (o)  the Second Additional Global Bond dated February 18, 2003, executed by and sealed on behalf of the Province.

     I have also examined such  certificates of public  officials and such other certificates, documents and records and such matters of law as I have considered necessary as a basis for or relevant to the opinions hereinafter expressed.

     For the  purposes  of this  opinion,  I have  assumed,  with  regard to all documents examined by me, the genuineness of all signatures, the authenticity of all  documents  submitted to me as  originals  and the  conformity  to authentic original  documents of all documents  submitted to me as  certified,  conformed, telecopies or photostatic  copies. I have also assumed,  for the purposes of the opinions expressed in paragraphs 1 to 5 below, the due execution and delivery of all agreements by the parties thereto other than the Province.

     This opinion is based upon  legislation as in effect on the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario.  I have assumed that,  insofar as any obligation is to be performed in any  jurisdiction  outside  Ontario,  its  performance  will not be illegal or

                                      - 3 -

ineffective by virtue of the laws of that jurisdiction.

     I have also assumed  that,  for the  purposes of the opinions  expressed in paragraphs 1 and 9 below,  each  Underwriter,  and each of its  affiliates  that participates in the initial  distribution  of the bonds in Ontario,  will at all times  comply with the selling  restrictions  specified  in Section  6(d) of the
Underwriting  Agreement  as they  relate  to  Ontario  and  have  relied  on the undertaking of the Underwriters in this regard.

     The opinions  given in paragraphs 1, 2, 3, 4, 5, 8 and 11 below are subject to the following limitations and qualifications:

     (A)  the enforceability of Underwriting Agreement may be limited by general equitable principles;

     (B)  the availability of equitable remedies is in the discretion of a court of competent jurisdiction (subject to further qualifications below);

     (C)  pursuant  to the  Currency  Act  (Canada) a judgment by a court of the
          Province  of Ontario  must be awarded in  Canadian  currency  and such judgment  may be based on a rate of  exchange  in  existence  on a day other than the day of payment;

     (D)  a court of the  Province of Ontario may refuse to enforce any right of indemnity  or  contribution  under the  Underwriting  Agreement to the extent such is found to be contrary to public policy,  as that term is understood  under the laws of the  Province of Ontario and the laws of
          Canada applicable in Ontario; and

     (E)  a court of the  Province  of Ontario  may not  against Her Majesty the
          Queen in right of Ontario:

          (i)  grant an injunction or make an order for specific performance,

          (ii) make an  order  for  recovery  or  delivery  of real or  personal property, or

          (iii)issue  execution or attachment or process in the nature  thereof, other than garnishment in certain limited circumstances.

          Subject to the foregoing, I am of the opinion that:

     (1)  The  Underwriting  Agreement  has been duly  authorized,  executed and delivered by the Province in accordance  with the laws of the Province and the Order in Council,  and constitutes a legal,  valid and binding agreement of the Province enforceable in accordance with its terms.

     (2)  The  Original  Fiscal  Agency  Agreement  has  been  duly  authorized, executed and delivered by the Province in accordance  with the laws of the Province and the Order in Council and  constitutes a legal,  valid and binding  agreement of the Province  enforceable in accordance with its terms.

     (3)  The First  Supplemental  Agreement has been duly authorized,  executed and  delivered  by the  Province  in  accordance  with the laws of the
          Province and the Order in Council,  and constitutes a legal, valid and binding  agreement of the Province  enforceable in accordance with its terms.

                                      - 4 -

     (4)  The Second Supplemental  Agreement has been duly authorized,  executed and  delivered  by the  Province  in  accordance  with the laws of the
          Province and the Order in Council,  and constitutes a legal, valid and binding  agreement of the Province  enforceable in accordance with its terms.

     (5)  The  Bonds  and the  Second  Additional  Global  Bond  have  been duly authorized,  and the  Second  Additional  Global  Bond has  been  duly executed by and sealed on behalf of the  Province in  accordance  with the laws of the Province and the Order in Council and, when the Second
          Additional  Global  Bond  is  authenticated  in  accordance  with  the provisions of the Fiscal  Agency  Agreement and delivered and paid for by the Underwriters  pursuant to the Underwriting  Agreement,  it will constitute  a legal,  valid and binding  obligation  of the  Province, enforceable in accordance with its terms.

     (6)  The Bonds  constitute a further  issuance of, and will be consolidated and form a single  series with the U.S.  $750,000,000  3.50% Bonds due
          September 17, 2007, that were issued on September 17, 2002 and October
          28, 2002.

     (7)  The statements in the Final Prospectus under the headings "Description of Debt Securities and Warrants - Canadian Income Tax  Considerations"
          and  "Taxation - Canadian  Taxation",  are  accurate  in all  material respects, subject to the qualifications therein stated.

     (8)  The payment of principal of and interest on the Bonds will be a charge on and payable out of the Consolidated Revenue Fund of the Province of
          Ontario (as defined in the Financial Administration Act).

     (9)  No  authorization,   consent,   waiver  or  approval  of,  or  filing,
          registration,   qualification  or  recording  with,  any  governmental
          authority  of the  Province  of  Ontario or of Canada is  required  in connection  with  the  execution,  delivery  and  performance  by  the
          Province of the  Underwriting  Agreement,  the Original  Fiscal Agency
          Agreement,  the First Supplemental Agreement,  the Second Supplemental
          Agreement,  or the sale of the  Bonds by the  Province  in the  manner contemplated in the Underwriting  Agreement and the Final  Prospectus,
          except for the Order in Council which has been obtained.

     (10) No stamp or other  similar  duty or levy is payable  under the laws of the  Province  of  Ontario  or the laws of  Canada  applicable  in the
          Province in connection with the execution, delivery and performance by the Province of the Underwriting Agreement, the Original Fiscal Agency
          Agreement,  the  First  Supplemental  Agreement,  Second  Supplemental
          Agreement,  or in  connection  with the issue and sale of the Bonds by the Province in the manner contemplated in the Underwriting  Agreement and the Final Prospectus.

     (11) Her Majesty the Queen in right of Ontario may be sued in the courts of the  Province of Ontario  with regard to any claims  arising out of or relating to the obligations of the Province under the Bonds. No law in the Province of Ontario requires the consent of any public official or authority  for suit to be brought or judgment  to be obtained  against
          Her Majesty  the Queen in right of Ontario  arising out of or relating to the obligations of the Province under the Bonds,  though in certain circumstances prior notice and particulars of a claim must be given to
          Her Majesty the Queen in right of  Ontario.  An amount  payable by Her
          Majesty the Queen in right of Ontario under an order of a court of the
          Province of Ontario that is final and not subject to appeal is payable out of the Consolidated Revenue Fund of the Province

                                      - 5 -

          of Ontario pursuant to the Proceedings Against the Crown Act.

     By reason of the matters  aforesaid,  I hereby advise that each of the said
Bonds of the Province is not  inconsistent  with any  overriding law in force in the  Province  and that there is no  requirement  of the law  applicable  in the
Province which has not been met or fulfilled.

     This opinion may be delivered to the  Underwriters  who may rely thereon in connection with the transactions  contemplated under the Underwriting  Agreement to the same extent as if such opinion were  addressed to them In this regard,  I wish to call to the attention of the Underwriters  that,  pursuant to section 43 of the Financial  Administration  Act,  where, in the opinion of the Minister of
Finance of Ontario,  a person is indebted to the Crown in right of Ontario or in right of Canada or any  agency of the Crown in any  specific  sum of money,  the
Minister has the  discretion  to retain by way of  deduction or set-off,  out of money that is due and payable by the  Province to that  person,  such sum as the
Minister  considers  fit  in  the  circumstances  to  be  applied  against  such indebtedness of that person.

     I consent to the  inclusion of this  opinion in a Form 18-K/A  amendment to the  Province's  annual  report on Form 18-K for the year ended March 31,  2002, which annual report is incorporated by reference into Registration Statement No.
333-84746 filed with the Securities and Exchange Commission of the United States
of America.

                                                        Yours truly,

                                                        /s/ Kristina Knopp
                                                        Kristina Knopp
                                                        Legal Counsel
                                                        Legal Services Branch
                                                        Ministry of Finance

                         V. SCHEDULE OF EXPENSES

     It is estimated  that the expenses of the Province of Ontario in connection with the sale of the Bonds will be as follows:

Securities and Exchange Commission fee.......................U.S.  $   16,100.00

Printing and Engraving expenses....................................$   15,000.00

Fiscal Agent, Paying Agent and
DTC Custodian fees and expenses....................................$   25,850.00

Legal fees and expenses............................................$   30,000.00

Rating Agency fees and expenses....................................$    6,286.32

Listing Agent fees and expenses....................................$   15,000.00

Depository fees and expenses................................................0.00

Underwriters' expense reimbursement.........................................0.00

T0TAL                                                         U.S.  $ 108,236.32
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